SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2003

ITXC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-26739	22-3531960
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 College Road East, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

609-750-3333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 4, 2003, ITXC Corp. (the “Company”) and Teleglobe International Holdings Ltd (“Teleglobe”) signed a definitive agreement and plan of merger providing for the acquisition of the Company by Teleglobe, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

As described in Item 5 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

2.1 Agreement and Plan of Merger, dated as of November 4, 2003, among Teleglobe International Holdings Ltd., ITXC Corp. and Vex Merger Subsidiary Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITXC CORP.

By:	/s/ Theodore M. Weitz

	Name:	Theodore M. Weitz
	Title:	Vice President

Date: November 4, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2003, among Teleglobe International Holdings Ltd., ITXC Corp. and Vex Merger Subsidiary Corp.